Exhibit 10.2

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT made as of, June 1, 2002 by and between LUMENIS LTD. (the "Pledgee") and its officer SAGI AVI GENGER (the "Pledgor") (the "Agreement"),

                              W I T N E S S E T H :

     WHEREAS, Pledgee guaranteed a loan of $2,000,000 (Two Million US dollars) made to Pledgor by Signature Bank (respectively the "Loan" and the "Bank"), as evidenced by a Loan Agreement dated May 21, 2001, in connection with the relocation of the Pledgor to the US and the Pledgor's acquisition of his residential premises situated in New York, NY and has delivered to the Bank its guarantee in the form of a Standby Letter of Credit, attached hereto as Exhibit A (the "Guarantee");

     WHEREAS, Pledgee conditioned the extension of the Guarantee on the pledge by Pledgor to Pledgee of certain shares of stock of Pledgee as security for amounts payable pursuant to the Guarantee;

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as hereinafter set forth:

     SECTION 1. Definitions.

          (a) "Pledged Stock" shall mean the shares described in Schedule 1 hereto, together with all certificates, options, rights, or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all of the foregoing, now or hereafter owned or acquired by the Pledgor, including, without limitation, all dividend thereon or distribution in respect thereof.

          (b) "Indebtedness" shall mean such obligations as Pledgor shall have to Pledgee for all amounts paid or payable pursuant to the Guarantee.

     SECTION 2. Pledge.

          (a) As security for the prompt satisfaction of the Indebtedness, the Pledgor hereby pledges and delivers as security to the Pledgee the Pledged Stock with attendant stock powers endorsed in blank (with signature guaranteed) and grants the Pledgee a first priority lien thereon and security interest therein.

          (b) Upon the occurrence of any event as a result of which any amount is paid pursuant to the Guarantee ("Guarantee Payment Event"), which amount shall not have been returned to Pledgee within 15 business days, the Pledgee may, without demand of performance or other demand, advertisement, or notice of any kind to or upon the Pledgor or any other person (all of which are hereby expressly waived by the Pledgor) forthwith realize upon the Pledged Stock or any part thereof, and may forthwith (i) retain


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     the Pledged Stock for its own account or (ii) subject to compliance with applicable securities laws, sell or otherwise dispose of and deliver the Pledged Stock or any part thereof or interest therein, or agree to do so, in one or more parcels at public or private sale or sales, at such prices and on such terms as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released; and apply such Pledged Stock or the proceeds of any such sale to make itself whole for amounts paid pursuant to the Guarantee and all costs and expenses (including reasonable counsel fees) incurred in any such realization upon the Pledged Stock.

     Notwithstanding anything to the contrary it is hereby agreed that in the event (1) Pledgee terminates Pledgor's employment for any reason or (2) a Change in Control event (as such term is defined in the Article VI of the Pledgee's 2000 Share Option Plan) occurs, the Pledged Stock shall serve as the only recourse available to the Pledgee to compensate it for any losses or liability it incurs as a result of the Guarantee and the Pledgee shall have no or recourse to any of the other assets or interests of the Pledgor.

     SECTION 3. Representations of Pledgor.

     The Pledgor represents and warrants that:

          (a) He is the legal and beneficial owner of all of the Pledged Stock;

          (b) all of the shares of the Pledged Stock are owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest in such shares or the proceeds thereof except such as are granted hereunder;

          (c) the execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under any agreement, indenture, or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to the Pledgor or any of his property; and

          (d) upon delivery of the Pledged Stock to the Pledgee or his agent and the continued possession thereof, this Agreement shall create a valid first priority lien upon, and perfected security interest in, the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge, encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Stock.

     SECTION 4. Covenants of Pledgor.

          (a) The Pledgor hereby covenants that, so long as the Guarantee is in effect, he will not sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur, or permit to exist any pledge, mortgage, hypothecation,


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     lien, charge, encumbrance, or security interest in, or with respect to, any of the Pledged Stock or the proceeds thereof except such as are granted hereby; and

          (b) The Pledgor hereby warrants and covenants that he will, at his own expense, defend the Pledgee's right, title, and security interest in and to the Pledged Stock against the claims of any person.

     SECTION 5. Delivery of Notices.

     The Pledgor shall promptly deliver to the Pledgee all written notices and will promptly give the Pledgee written notice of any other notices received by Pledgor with respect to the Pledged Stock.

     SECTION 6. Further Action.

     The Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to the Pledgee upon the occurrence of a Guarantee Payment Event irrevocable proxies with respect to the Pledged Stock in form satisfactory to the Pledgee. Until receipt thereof, this Agreement shall constitute the Pledgor's proxy to the Pledgee or its nominee to vote all shares of the Pledged Stock then registered in the Pledgor's name subsequent to the occurrence of a Guarantee Payment Event. Such power of attorney granted hereby is coupled with an interest and is irrevocable. Prior to any Guarantee Payment Event, the Pledgor shall have the right to vote the Pledged Shares and the right to all cash dividends on and distributions in respect of the Pledged Shares.

     SECTION 7. Expenses of Enforcement; Termination of Pledge.

          (a) Upon demand, the Pledgor will pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Pledgee may incur in connection with the enforcement of this Agreement.

          (b) Upon the earlier of (i) termination of the Guarantee, and (ii) the satisfaction in full of all of the Indebtedness and the satisfaction of all additional costs and expenses of the Pledgee as provided herein, this Agreement shall terminate, and the Pledgee shall deliver to the Pledgor, at the Pledgor's expense, such of the Pledged Stock as shall not have been sold or otherwise disposed of pursuant to this Agreement.

     SECTION 8. Governing Law.

     This Agreement and all transactions pursuant thereto shall be governed by and construed in accordance with the laws of the State of New York.


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     SECTION 9. Notices.

     Any notice, payment, demand or other communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom the same is directed, or (b) if delivered by telecopy or facsimile to the party with acknowledgment of good transmission, or
(c) whether or not the same is actually received, if sent by overnight carrier or registered or certified mail, return receipt requested, postage and charges prepaid addressed as follows: if to the Pledgor, 375 Park Avenue, New York, NY USA, telecopier number: 1-212-750-3336 or to such other address or telecopier number as the Pledgor may from time to time specify by written notice to Pledgee; and if to Pledgee, at Pledgee's address Yokneam Industrial Center, P.O. 240, Yokneam Israel or telecopier number 972-4-9599-060, or to such other address or telecopier number as the Pledgee may from time to time specify by written notice to the Pledgor; shall be deemed to be effective as of the date so delivered if delivered personally (which shall include delivery by overnight courier or by telecopy or facsimile), or as of the third business day after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

     SECTION 10. Miscellaneous.

          (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to the Pledgor.

          (b) The rights and remedies provided herein and in all other agreements, instruments, and documents relating to the Indebtedness are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

          (c) This Agreement, the Guarantee, the Loan Agreement and all Exhibits and Schedules attached hereto and thereto, and all agreements and instruments to be delivered by the parties hereto and thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof, whether oral or written, and except as aforesaid, are intended as a complete and exclusive statement of the terms of the agreement among the parties.

          (d) Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, transferees, heirs and permitted assigns.


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          (e) Neither this Agreement nor any part hereof may be amended, waived, changed or in any way modified except in a writing executed by the parties hereto with the same formality as this Agreement.

          (f) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (g) Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof, and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) Where the context and circumstances so require, the use of the singular form of a word shall be deemed to include the plural form thereof (and vice versa) and the masculine gender shall be deemed to include the feminine and neuter genders thereof (and vice versa).

          (i) Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

                                             PLEDGOR:

                                             SAGI AVI GENGER


                                             /s/ Sagi Avi Genger
                                             -----------------------------------

                                             PLEDGEE:

                                             LUMENIS LTD.

                                             By: /s/ Yacha Sutton
                                                --------------------------------
                                                Name:  Yacha Sutton
                                                Title: Chief Executive Officer


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                                   Schedule 1

                                  Pledged Stock

The capital stock issued by Lumenis Ltd. listed below:

One Hundred Forty Nine Thousand Five Hundred (149,500) ordinary shares NIS 0.10 par value per share.


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                                   STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ____________________ ___________________ (____________) issued shares of the common stock of ____________________ standing in the name of the undersigned on the books of said company, represented by Certificate No. _____________, and does hereby irrevocably constitute and appoint ____________________ as agent to transfer the said shares on the books of said company, with full power of substitution in the premises.

Dated: ______________


                                          ______________________________


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                                    EXHIBIT A

                           [Bank Hapoalim letterhead]

                          Deal Number: 700-02-000001-0

Att:       Mr. Jim Forie
           Tel:  822-1466
           Fax:  822-1401

Attn:      Standby L/C Dept.

From:      Bank Hapoalim B.M., Foreign Trade Operations Center
           Tel Aviv

Our Ref.:  700-02-000001/0

Ref:       Standby Letter of Credit No. 700-02-000001/0

We hereby issue our irrevocable standby letter of credit No. 700-02-000001/0 for up to US$2,000,000 (US Dollars Two Million) in favour of Signature Bank, to secure general banking facilities by way of loans, overdrafts, credits, guarantees, indemnities, payment obligations, letters of credit and any other banking services whatsoever (hereinafter: "General Banking Facilities") granted or to be granted by Signature Bank to Sagi A. Genger.

This standby letter of credit is available to you by sight payment against your first demand by tested telex/authenticated swift bearing the clause "Claimed Under Standby Letter of Credit No. 700-02-000001/0" and stating that:

          "1. We hereby claim payment of US$__________ under standby letter of credit No. 700-02-000001/0 issued by Bank Hapoalim B.M., Tel Aviv.

          "2. The amount claimed represents sums due, owing and unpaid under banking facilities granted by us to Sagi A. Genger.

          "3. We hereby certify that a prior written notice has been sent by us to Sagi A. Genger at least 30 days prior to the date of this demand."

Partial drawings are permitted.

We undertake that your demands by tested telex/authenticated swift made in compliance with the terms of this standby L/C will be duly honoured if said demands are received at this office on or before June 1, 2003.

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We shall credit your account as instructed in your demand 7 (seven) days after receipt of your demand in the manner mentioned above.

This standby letter of credit is subject to the uniform customs and practice for documentary credits (1993 revisions) ICC Publication Nr. 500.

This message is the operative instrument -- No mail confirmation will follow.


                                            Best Regards,

                                            Bank Hapoalim B.M.
                                            Foreign Trade Operations Center


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